Exhibit 99.1

Bowman Consulting Group Ltd Announces Q1 2023 Financial Results, Beats Estimates and Raises Guidance

Reston, Va., May 8, 2023 (BUSINESS WIRE) – Bowman Consulting Group Ltd. (Nasdaq: BWMN) (“Bowman” or the “Company”), a national engineering services firm supporting owners and developers of the built environment, today released financial results for the three months ended March 31, 2023.

“We started the year strong, exceeding estimates and building upon the solid foundation and excellent results we delivered in 2022,” said Gary Bowman, Chairman and CEO of Bowman. “During the first quarter, our net service revenue increased 42% year-over-year, driven both by strong organic growth of 12% and by contributions from the eight acquisitions that we completed over the last year. In keeping with our long-term strategic plan to diversify our revenue, our transportation services market outpaced our other markets with a nearly four-fold year-over-year increase in revenue and a nearly three-fold increase in its percentage of our total revenue mix.”

“New order volume in the first quarter exceeded our goals and we entered the second quarter with a strong backlog and several awards in hand where contracts are not yet finalized, so the revenue is not yet included in our backlog. As such, we remain confident in our ability to continue to deliver growth in 2023 and are therefore increasing our full year guidance for net revenues and adjusted EBITDA,” Bowman continued. “Additionally, we continue to have a strong pipeline of acquisition opportunities. In April, we completed the acquisition of Richter & Associates, a Rockville, Maryland based professional services firm focused on dry utility infrastructure engineering, which continues our ongoing diversification effort to build our power and utility services revenue.”

Financial highlights for the three months ended March 31, 2023, compared to March 31, 2022:

•	Gross revenue of $76.1 million, compared to $52.5 million, a 45% increase

•	Year-over-year organic gross revenue growth[1] of 13%

•	Net service billing[1,2] of $67.6 million, compared to $47.7 million, a 42% increase

•	Year-over-year organic net service billing growth of 12%

•	Net income of $0.5 million, compared to a net income of $1.5 million

•	Adjusted EBITDA[2] of $9.7 million, compared to $7.4 million, a 31% increase

•	Adjusted EBITDA margin, net [2] of 14.3% compared to 15.5%, a 120 bps decrease

•	Gross backlog[2] of $252 million, compared to $173 million, a 46% increase

Business highlights subsequent to the first quarter 2023:

•	Acquisition of Richter & Associates, a utility services engineering firm focused on last mile utility infrastructure design; April 2023

Increasing FY 2023 Guidance

The Company is increasing its full year 2023 outlook for Net Service Billing to be in the range of $285 to $300 million and Adjusted EBITDA in the range of $44 to $50 million. The current outlook for 2023 is based on completed acquisitions as of the date of this release and does not include contributions from any future acquisitions. Management will discuss the Company’s acquisition pipeline during its upcoming earnings call.

FY 2023 Earnings Webcast

Bowman will host an earnings webcast to discuss the results of the quarter as follows:

Date:	May 9, 2023
Time:	9:00 a.m. Eastern Time
Hosts:	Gary Bowman, Chairman and CEO and Bruce Labovitz, Chief Financial Officer
Where:	http://investors.bowman.com

[1]	Revenue from acquired companies is reclassified as organic revenue in the first full quarter following the 12-month anniversary of closing.
[2]	Non-GAAP financial metrics the Company believes offer valuable perspective on results of operations. See Non-GAAP tables below for reconciliations.

About Bowman Consulting Group Ltd.

Headquartered in Reston, Virginia, Bowman is an established professional services firm delivering innovative engineering solutions to customers who own, develop, and maintain the built environment. With over 1,700 employees in more than 70 locations throughout the United States, Bowman provides a variety of planning, engineering, construction management, commissioning, environmental consulting, geomatics, survey, land procurement and other technical services to customers operating in a diverse set of regulated end markets. For more information, visit bowman.com or investors.bowman.com.

Investor Relations Contacts:

Bruce Labovitz	Larry Clark
ir@bowman.com	lclark@bowman.com
(703) 787-3403	(310) 622-8223

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate”, “believe”, “continue”, “estimate”, “expect”, “intend”, “may”, “will”, “goal” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs, These forward-looking statements are subject to several assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. Considering these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements after the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

We supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, with certain non-GAAP financial measures, as described below, to help represent, explain, and understand our operating performance. These non-GAAP financial measures may be different than similarly referenced measures used by other companies. The non-GAAP measures are intended to enhance investors’ overall understanding and evaluation of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We present these non-GAAP financial measures to assist investors in seeing our financial performance in a manner more aligned with management’s view and believe these measures provide additional tools by which investors can evaluate our core financial performance over multiple periods relative to other companies in our industry. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

BOWMAN CONSULTING GROUP LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands except per share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets
Cash and equivalents	$14,328	$13,282
Accounts receivable, net	67,164	64,443
Contract assets	19,931	16,321
Notes receivable - officers, employees, affiliates, current portion	938	1,016
Prepaid and other current assets	7,704	7,068

Total current assets	110,065	102,130
Non-Current Assets
Property and equipment, net	26,401	25,104
Operating lease, right-of-use assets	31,132	30,264
Goodwill	53,082	53,210
Notes receivable	903	903
Notes receivable - officers, employees, affiliates, less current portion	1,390	1,417
Other intangible assets, net	26,581	27,950
Deferred tax asset, net	17,428	13,759
Other assets	1,080	1,020

Total Assets	$268,062	$255,757

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$30,696	$40,293
Contract liabilities	6,838	6,370
Notes payable, current portion	9,243	10,168
Operating lease obligation, current portion	6,967	6,949
Finance lease obligation, current portion	5,804	5,297

Total current liabilities	59,548	69,077
Non-Current Liabilities
Other non-current obligations	17,811	356
Notes payable, less current portion	14,393	16,276
Operating lease obligation, less current portion	29,143	28,087
Finance lease obligation, less current portion	15,028	14,254
Pension and post-retirement obligation, less current portion	4,879	4,848

Total Liabilities	$140,802	$132,898

Shareholders’ Equity
Preferred Stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	$—	$—
Common stock, $0.01 par value; 30,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 16,019,601 shares issued and 13,593,846 outstanding, and 15,949,805 shares issued and 13,556,550 outstanding as of March 31, 2023 and December 31, 2022, respectively	160	159
Additional paid-in-capital	167,440	162,922
Accumulated other comprehensive income	568	578
Treasury stock, at cost; 2,425,755 and 2,393,255, respectively	(21,498)	(20,831)
Stock subscription notes receivable	(151)	(173)
Accumulated deficit	(19,259)	(19,796)

Total Shareholders’ Equity	$127,260	$122,859

TOTAL LIABILITIES AND EQUITY	$268,062	$255,757

BOWMAN CONSULTING GROUP LTD.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Amounts in thousands except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Gross Contract Revenue	$76,100	$52,461
Contract costs: (exclusive of depreciation and amortization below)
Direct payroll costs	28,835	20,659
Sub-consultants and expenses	8,538	4,760

Total contract costs	37,373	25,419

Operating Expenses:
Selling, general and administrative	33,636	22,821
Depreciation and amortization	3,565	2,389
(Gain) on sale	(11)	(6)

Total operating expenses	37,190	25,204

Income from Operations	1,537	1,838

Other expense	1,213	498

Income (loss) before tax expense	324	1,340
Income tax (benefit) expense	(213)	(117)

Net Income	$537	$1,457

Earnings allocated to non-vested shares	69	254

Net income attributable to common shareholders	$468	$1,203

Earnings per Share
Basic	$0.04	$0.12
Diluted	$0.04	$0.12
Weighted Average Shares Outstanding:
Basic	11,800,308	9,926,395
Diluted	12,669,581	10,043,794

BOWMAN CONSULTING GROUP LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net Income	$537	$1,457
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,196	1,922
Amortization of intangible assets	1,369	468
Gain on sale of assets	(11)	(6)
Bad debt	222	152
Stock based compensation	4,363	3,236
Accretion of discounts on notes payable	140	—
Deferred taxes	(3,669)	—
Deferred rent	—	(119)
Changes in operating assets and liabilities, net of acquisition of businesses
Accounts receivable	(2,943)	(6,945)
Contract assets	(3,610)	(721)
Prepaid expenses and other assets	(533)	(630)
Accounts payable and accrued expenses	7,748	2,960
Contract liabilities	469	640

Net cash provided by operating activities	6,278	2,414
Cash Flows from Investing Activities:
Purchases of property and equipment	(536)	(198)
Fixed assets converted to lease financing	—	278
Proceeds from sale of assets and disposal of leases	11	6
Payments received under loans to shareholders	105	70
Acquisitions of businesses, net of cash acquired	—	(550)
Collections under stock subscription notes receivable	22	24

Net cash used in investing activities	(398)	(370)

Cash Flows from Financing Activities:
Proceeds from common stock offering, net of underwriting discounts and commissions and other offering costs	—	15,475
Repayments under fixed line of credit	(185)	(182)
Repayment under notes payable	(2,685)	(905)
Payments on finance leases	(1,687)	(1,414)
Payments for purchase of treasury stock	(667)	(988)
Proceeds from issuance of common stock	390	289

Net cash (used) provided by financing activities	(4,834)	12,275

Net increase in cash and cash equivalents	1,046	14,319

Cash and cash equivalents, beginning of period	13,282	20,619

Cash and cash equivalents, end of period	$14,328	$34,938

	For the Three Months Ended March 31,
	2023	2022
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$757	$344

Cash paid for income taxes	$—	279

Non-Cash Investing and Financing Activities:
Property and equipment acquired under capital lease	$(2,964)	$(2,456)

Issuance of notes payable for acquisitions	$—	$(200)

BOWMAN CONSULTING GROUP LTD.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(amounts in thousands except per share data)

(Unaudited)

Condensed Combined Statement of Operations Reconciliation	For the Three Months Ended March 31,
	2023	2022
Gross contract revenue	$76,100	$52,461
Contract costs (exclusive of depreciation and amortization)	$37,373	$25,419
Operating expense	$37,190	$25,204

Income from operations	$1,537	$1,838
Other (income) expense	$1,213	$498
Income tax expense (benefit)	$(213)	$(117)

Net income	$537	$1,457

Net margin	0.7%	2.8%
Other financial information [1]
Net service billing	$67,562	$47,701
Adjusted EBITDA	9,673	7,404
Adjusted EBITA margin, net	14.3%	15.5%

Gross Revenue to Net Services Billing Reconciliation	For the Three Months Ended March 31,
	2023	2022
Gross contract revenue	$76,100	$52,461
Less: sub-consultants and other direct expenses	8,538	4,760

Net services billing	$67,562	$47,701

Adjusted EBITDA Reconciliation	For the Three Months Ended March 31,
	2023	2022
Net Income	$537	$1,457
+ interest expense	896	334
+ depreciation & amortization	3,565	2,389
+ tax (benefit) expense	(213)	(117)

EBITDA	$4,785	$4,063
+ non-cash stock compensation	4,434	3,236
+ acquisition expenses	454	105

Adjusted EBITDA	$9,673	$7,404
Adjusted EBITDA margin, net	14.3%	15.5%

[1]	Non-GAAP financial metrics the Company believes offer valuable perspective on results of operations. See Non-GAAP tables below for reconciliations.

BOWMAN CONSULTING GROUP LTD.

GROSS CONTRACT REVENUE COMPOSITION

(Unaudited)

(dollars in thousands)	For the three months ended March 31,
Consolidated Gross Revenue	2023	%	2022	%	Change	% Change
Building Infrastructure	44,337	58.3%	38,762	73.9%	5,575	14.4%
Transportation	16,019	21.0%	3,970	7.6%	12,049	303.5%
Power and Utilities	13,324	17.5%	8,749	16.7%	4,575	52.3%
Emerging Markets [1]	2,420	3.2%	980	1.9%	1,440	146.9%

Total	76,100	100.0%	52,461	100.0%	23,639	45.1%

(dollars in thousands)	For the three months ended March 31,
Organic vs. Acquired Revenue [2]	2023	%	2022	%	Change	% Change
Baseline organic revenue	58,791	77.3%	52,195	99.5%	6,596	12.6%
Acquired revenue	17,309	22.7%	266	0.5%	17,043	n/a

Total	76,100	100.0%	52,461	100.0%	23,639	45.1%

[1]	Adjusted for change, represents mining, water resources and other.
[2]	Revenue from acquired companies is reclassified as organic revenue in the first full quarter following the 12-month anniversary of closing.

BOWMAN CONSULTING GROUP LTD.

GROSS BACKLOG BY CATEGORY AT MARCH 31, 2023

(Unaudited)

Category	Percentage
Building Infrastructure	51.0%
Transportation	32.0%
Power and Utilities	13.0%
Emerging Markets	4.0%

TOTAL	100.0%